Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year ended December 31, 2025. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this supplemental that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes, including the effects of recent tariffs and changes in global trade policies on the overall state of the economy; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 21.

i Supplemental - Quarter Ended December 31, 2025

Introductory Notes, continued

Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii Supplemental - Quarter Ended December 31, 2025

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2025 Fourth Quarter and Full Year Results
DOWNERS GROVE, IL – February 10, 2026 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2025 and provided initial guidance for 2026. For the three months ended December 31, 2025 and 2024, the Company reported Net Income of $2.7 million, or $0.03 per diluted share, compared to Net Income of $9.8 million, or $0.13 per diluted share, respectively. For the years ended December 31, 2025 and 2024, the Company reported Net Income of $111.4 million, or $1.42 per diluted share, compared to Net Income of $13.7 million, or $0.19 per diluted share, respectively.
Fourth Quarter and Full Year 2025 Highlights:
•Nareit FFO for the fourth quarter of $0.47 per diluted share, and $1.89 per diluted share for the full year
•Core FFO for the fourth quarter of $0.46 per diluted share, and $1.83 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 3.0% for the fourth quarter and 5.3% for the full year
•Leased Occupancy as of December 31, 2025 of 96.7%
•Executed 79 leases in the fourth quarter, totaling approximately 350,000 square feet of GLA, of which 314,000 was executed at a blended comparable lease spread of 14.1%, and 272 leases for the full year, totaling approximately 1,306,000 square feet of GLA, of which 1,176,000 was executed at a blended comparable lease spread of 13.3%
•Acquired two properties in the fourth quarter, totaling approximately 242,000 square feet, for an aggregate purchase price of $109.0 million
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2026
“InvenTrust delivered exceptional performance in 2025, reflecting strong operating fundamentals and disciplined execution,” said DJ Busch, President and CEO. “Same property NOI increased 5.3%, marking our second consecutive year of growth above 5%, while NAREIT FFO reached $1.89 per share, representing 6.2% year-over-year growth. Supported by one of the strongest balance sheets in the sector, we are well positioned to continue delivering value and building on this momentum in 2026.”
NET INCOME
•Net Income for the three months ended December 31, 2025 was $2.7 million, or $0.03 per diluted share, compared to $9.8 million, or $0.13 per diluted share, for the same period in 2024.
•Net Income for the year ended December 31, 2025 was $111.4 million, or $1.42 per diluted share, compared to $13.7 million, or $0.19 per diluted share, for the same period in 2024.
NAREIT FFO
•Nareit FFO for the three months ended December 31, 2025 was $36.8 million, or $0.47 per diluted share, compared to $34.9 million, or $0.45 per diluted share, for the same period in 2024.
•Nareit FFO for the year ended December 31, 2025 was $147.8 million, or $1.89 per diluted share, compared to $126.7 million, or $1.78 per diluted share, for the same period in 2024.

iii Supplemental - Quarter Ended December 31, 2025

CORE FFO
•Core FFO for the three months ended December 31, 2025 was $35.8 million, or $0.46 per diluted share, compared to $33.5 million, or $0.43 per diluted share, for the same period in 2024.
•Core FFO for the year ended December 31, 2025 was $143.1 million, or $1.83 per diluted share, compared to $122.8 million, or $1.73 per diluted share, for the same period in 2024.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2025 was $44.3 million, a 3.0% increase, compared to the same period in 2024.
•Same Property NOI for the year ended December 31, 2025 was $171.3 million, a 5.3% increase, compared to the same period in 2024.
DIVIDEND
•For the quarter ended December 31, 2025, the Board of Directors declared a quarterly cash distribution of $0.2377 per share, paid on January 15, 2026.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $1.00 per share will be reflected in the next quarterly dividend of $0.25 per share expected to be paid in April 2026.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2025, the Company’s Leased Occupancy was 96.7%.
◦Anchor Leased Occupancy was 98.4% and Small Shop Leased Occupancy was 94.0%. Anchor Leased Occupancy decreased by 90 basis points and Small Shop Leased Occupancy increased by 20 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 130 basis points, which equates to approximately $5.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 14.1% and 13.3%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2025 was $20.41, an increase of 1.7% compared to the same period in 2024. Anchor Tenant ABR PSF was $12.73 and Small Shop ABR PSF was $33.62 as of December 31, 2025.
•During the fourth quarter, the Company completed two separate acquisitions:
◦On December 15, 2025, the Company acquired Daniels Marketplace, a 131,000 square foot community center anchored by Whole Foods Market in Fort Myers, Florida, for a gross acquisition price of $72.3 million. The Company used available liquidity and assumed a mortgage payable of $30.3 million to fund the acquisition.
◦On December 15, 2025, the Company acquired Mesa Shores, a 111,000 square foot neighborhood center anchored by Sprouts Farmers Market and Trader Joe’s in Mesa, Arizona, for a gross acquisition price of $36.8 million. The Company used available liquidity to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $480.0 million of total liquidity, as of December 31, 2025 comprised of $35.0 million of cash and cash equivalents and $445.0 million of availability under its Revolving Credit Facility.
•InvenTrust has no debt maturing in 2026 and $26.0 million of debt maturing in 2027.
•The Company's weighted average interest rate on its debt as of December 31, 2025 was 4.04% and the weighted average remaining term was 4.5 years.

iv Supplemental - Quarter Ended December 31, 2025

FULL YEAR 2026 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2026 guidance, as summarized in the following table.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2026 Guidance(1)(2)			2025 Actual
Net Income per diluted share	$0.16	—	$0.22	$1.42
Nareit FFO per diluted share	$1.97	—	$2.03	$1.89
Core FFO per diluted share (3)	$1.91	—	$1.95	$1.83
Same Property NOI (“SPNOI”) Growth	3.25%	—	4.25%	5.3%
General and administrative	$35,750	—	$36,750	$34,925
Interest expense, net (4)	~ $44,000			$31,233
Net investment activity (5)	~ $300,000			$158,575
(1)The Company’s initial 2026 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to anticipated acquisitions.
(2)The Company’s initial 2026 guidance includes an expectation of uncollectibility, reflected as 30-70 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, gains or losses on debt transactions, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, accretion of finance lease liability, and expected interest income of approximately $0.1 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's initial 2026 Guidance incorporates several other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table reconciles the range of the Company's 2026 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.16	$0.22
Depreciation and amortization of real estate assets	1.81	1.81
Nareit FFO per diluted share	1.97	2.03
Amortization of market-lease intangibles and inducements, net	(0.06)	(0.06)
Straight-line rent adjustments, net	(0.05)	(0.06)
Amortization of debt discounts and financing costs	0.04	0.04
Depreciation and amortization of corporate assets	0.01	0.01
Non-operating income and expense, net	—	(0.01)
Core FFO per diluted share	$1.91	$1.95
This earnings release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

v Supplemental - Quarter Ended December 31, 2025

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Financial Results

Net income	$2,661	$9,799	$111,421	$13,658
Net income per common share - basic	0.03	0.13	1.44	0.19
Net income per common share - diluted	0.03	0.13	1.42	0.19

Nareit FFO (page 7)	36,785	34,892	147,847	126,710
Nareit FFO per diluted share	0.47	0.45	1.89	1.78

Core FFO (page 7)	35,826	33,547	143,093	122,769
Core FFO per diluted share	0.46	0.43	1.83	1.73

Same Property NOI (page 6)	44,342	43,045	171,323	162,750

Same Property NOI growth	3.0%	5.3%

Adjusted EBITDA (page 7)	44,013	41,382	175,201	158,009

Distributions declared per common share	0.24	0.23	0.95	0.91

Aggregate distributions declared (as a % of Core FFO)	51.5%	52.2%	51.6%	53.5%

	As of December 31, 2025	As of December 31, 2024	As of December 31, 2023
Capital Information
Shares outstanding	77,691,533	77,450,794	67,807,831

Outstanding Debt, net	$825,881	$740,415	$814,568
Less: Cash and cash equivalents	(34,973)	(87,395)	(96,385)
Net Debt	$790,908	$653,020	$718,183

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$175,201	$158,009	$146,459
Net Debt-to-Adjusted EBITDA	4.5x	4.1x	4.9x
Fixed charge coverage	5.4x	4.5x	4.3x
Net debt to real estate assets, excl property acc depr.	26.3%	23.0%	27.0%
Net debt to total assets, excl property acc depr.	23.9%	20.7%	24.4%

Dividend Paid Per Share		Liquidity and Credit Facility
Q4 2025	$0.2377	Cash and cash equivalents	$34,973
Q3 2025	$0.2377	Available under credit facility	445,000
Q2 2025	$0.2377	Total	$479,973
Q1 2025	$0.2263

	Same Property		Same Property		Total
	Three Months Ended December 31		Year Ended December 31		Year Ended December 31
	2025	2024	2025	2024	2025	2024
Portfolio Metrics
No. of properties	59	59	56	56	73	68
GLA	9,612	9,611	9,385	9,384	11,589	10,972
Economic Occupancy	95.1%	95.1%	95.1%	95.0%	95.4%	95.3%
Leased Occupancy	96.5%	97.3%	96.4%	97.3%	96.7%	97.4%
ABR PSF	$20.16	$19.77	$19.99	$19.60	$20.41	$20.07

1 Supplemental - Quarter Ended December 31, 2025

Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	December 31, 2025	December 31, 2024
Assets	(unaudited)
Investment properties
Land	$702,147	$712,827
Building and other improvements	2,295,852	2,116,092
Construction in progress	7,473	9,951
Total	3,005,472	2,838,870
Less accumulated depreciation	(525,830)	(511,969)
Net investment properties	2,479,642	2,326,901
Cash, cash equivalents, and restricted cash	40,518	91,221
Intangible assets, net	193,963	137,420
Accounts and rents receivable	37,471	36,131
Deferred costs and other assets, net	37,053	44,277
Total assets	$2,788,647	$2,635,950

Liabilities
Debt, net	$825,881	$740,415
Accounts payable and accrued expenses	48,291	46,418
Distributions payable	18,450	17,512
Intangible liabilities, net	68,475	42,897
Other liabilities	33,288	28,703
Total liabilities	994,385	875,945
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,691,533 shares issued and outstanding as of December 31, 2025 and 77,450,794 shares issued and outstanding as of December 31, 2024	78	77
Additional paid-in capital	5,736,652	5,730,367
Distributions in excess of accumulated net income	(3,947,229)	(3,984,865)
Accumulated comprehensive income	4,761	14,426
Total stockholders' equity	1,794,262	1,760,005
Total liabilities and stockholders' equity	$2,788,647	$2,635,950

2 Supplemental - Quarter Ended December 31, 2025

Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share information, unaudited

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Income
Lease income, net	$76,939	$70,759	$297,477	$272,440
Other property income	442	473	1,692	1,534
Total income	77,381	71,232	299,169	273,974

Operating expenses
Depreciation and amortization	34,411	28,856	128,497	113,948
Property operating	13,356	12,376	46,633	43,413
Real estate taxes	9,113	9,209	37,710	36,441
General and administrative	9,356	8,404	34,925	33,172
Total operating expenses	66,236	58,845	247,765	226,974

Other (expense) income
Interest expense, net	(8,882)	(8,356)	(34,519)	(37,100)
Impairment of real estate assets	—	—	—	(3,854)
Gain on sale of investment properties, net	—	3,523	90,961	3,857
Other income and expense, net	398	2,245	3,575	3,755
Total other (expense) income, net	(8,484)	(2,588)	60,017	(33,342)

Net income	$2,661	$9,799	$111,421	$13,658

Weighted-average common shares outstanding, basic	77,620,164	77,222,248	77,598,121	70,394,448
Weighted-average common shares outstanding, diluted	78,400,894	78,014,472	78,338,449	71,010,568

Net income per common share - basic	$0.03	$0.13	$1.44	$0.19
Net income per common share - diluted	$0.03	$0.13	$1.42	$0.19

Comprehensive income
Net income	$2,661	$9,799	$111,421	$13,658
Unrealized gain (loss) on derivatives	1,830	6,459	(807)	9,019
Reclassification to net income	(2,007)	(2,721)	(8,858)	(12,667)
Comprehensive income	$2,484	$13,537	$101,756	$10,010

3 Supplemental - Quarter Ended December 31, 2025

Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31, 2025	December 31, 2024
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$34,973	$87,395
Restricted cash	5,545	3,826
Total	$40,518	$91,221

Accounts and rents receivable
Base rent, recoveries, and other receivables	$9,624	$10,273
Straight-line rent receivables	27,847	25,858
Total	$37,471	$36,131

Deferred cost and other assets, net
Deferred leasing costs, net	$16,240	$16,139
Derivative assets	5,196	14,426
Deferred costs, net	4,995	2,783
Other assets	4,741	3,329
Financing costs, net	4,342	5,751
Operating lease right of use assets, net	1,539	1,849
Total	$37,053	$44,277

Other liabilities
Unearned lease income	$10,207	$8,320
Security deposits	8,661	7,938
Deferred revenues	7,574	8,226
Other liabilities	4,282	1,691
Operating lease liabilities	2,129	2,528
Derivative liabilities	435	—
Total	$33,288	$28,703

4 Supplemental - Quarter Ended December 31, 2025

Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2025	2024	2025	2024
Income
*	Minimum base rent	$49,226	$45,372	$191,082	$175,068
*	Real estate tax recoveries	8,544	8,610	35,053	33,343
*	Common area maintenance, insurance, and other recoveries	10,494	8,658	38,231	33,003
*	Ground rent income	5,763	5,061	21,290	19,321
	Amortization of market-lease intangibles and inducements, net	1,252	740	4,422	2,804
*	Short-term and other lease income	1,373	1,861	4,457	4,567
	Termination fee income	104	24	308	1,364
	Straight-line rent adjustments, net	812	748	3,671	3,400
*	Provision for uncollectable rent and recoveries	(629)	(315)	(1,037)	(430)
	Lease income, net	76,939	70,759	297,477	272,440
*	Other property income	442	473	1,692	1,534
	Total income	$77,381	$71,232	$299,169	$273,974

Operating expenses
	Depreciation and amortization	$34,411	$28,856	$128,497	$113,948

*	Repairs and maintenance	5,407	3,817	16,334	13,366
*	Payroll, benefits, and office	2,662	2,685	10,559	10,510
*	Utilities and waste removal	2,835	2,615	10,527	9,462
*	Property insurance	1,325	2,255	5,507	6,668
*	Security, legal, and other expenses	1,127	984	3,706	3,387
	Lease termination expense	—	20	—	20
	Property operating expenses	13,356	12,376	46,633	43,413

*	Real estate taxes	9,113	9,209	37,710	36,441

	General and administrative costs	7,316	6,491	26,696	25,840
	Stock-based compensation costs	2,712	2,567	10,907	9,896
	Capitalized direct development compensation costs	(672)	(654)	(2,678)	(2,564)
	General and administrative expense	9,356	8,404	34,925	33,172

	Total operating expenses	$66,236	$58,845	$247,765	$226,974

Interest expense, net
	Term loans, including impact of derivatives	$3,311	$3,469	$13,394	$13,663
	Senior notes	3,201	3,201	12,805	12,805
	Mortgages payable	1,162	926	4,075	7,751
	Line of credit, including facility fees	348	177	1,021	627
	Loan fees	2	—	287	—
	Capitalized interest	(122)	(78)	(349)	(149)
	Interest on finance lease liability	137	—	307	—
	Accretion of finance lease liability	49	—	109	—
	Amortization of debt discounts and financing costs	794	661	2,870	2,403
	Total interest expense, net	$8,882	$8,356	$34,519	$37,100

Other income and expense, net
	Interest on cash and cash equivalents	$521	$1,627	$3,393	$3,265
	Income tax expense	(148)	(140)	(568)	(543)
	Miscellaneous and settlement income	25	758	750	1,033
	Total other income and expense, net	$398	$2,245	$3,575	$3,755

* Component of Net Operating Income

5 Supplemental - Quarter Ended December 31, 2025

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI
The following table presents the components of Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Income
Minimum base rent	$41,486	$40,180	$158,378	$152,410
Real estate tax recoveries	7,605	7,680	30,251	29,222
Common area maintenance, insurance, and other recoveries	8,492	7,646	30,819	28,575
Ground rent income	4,443	4,322	17,323	16,860
Short-term and other lease income	1,186	1,719	4,016	3,939
Provision for uncollectible rent and recoveries	(545)	(348)	(591)	(271)
Other property income	389	384	1,464	1,233
Total income	63,056	61,583	241,660	231,968

Operating Expenses
Property operating	10,611	10,339	37,615	37,296
Real estate taxes	8,103	8,199	32,722	31,922
Total operating expenses	18,714	18,538	70,337	69,218

Same Property NOI	$44,342	$43,045	$171,323	$162,750

Same Property NOI Growth	3.0%	5.3%

Same Property Count	59	56

Net Income to Same Property NOI
The following table reconciles Net Income to Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(398)	(2,245)	(3,575)	(3,755)
Interest expense, net	8,882	8,356	34,519	37,100
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Impairment of real estate assets	—	—	—	3,854
Depreciation and amortization	34,411	28,856	128,497	113,948
General and administrative	9,356	8,404	34,925	33,172
Adjustments to NOI (a)	(2,168)	(1,492)	(8,401)	(7,548)
NOI	52,744	48,155	206,425	186,572
NOI from other investment properties	(8,402)	(5,110)	(35,102)	(23,822)
Same Property NOI	$44,342	$43,045	$171,323	$162,750
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6 Supplemental - Quarter Ended December 31, 2025

Reconciliation of Non-GAAP Measures, continued
In thousands, except share and per share information

Nareit FFO and Core FFO
The following table reconciles Net Income to Nareit FFO Applicable to Common Shares and Dilutive Securities and Core FFO Applicable to Common Shares and Dilutive Securities:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Depreciation and amortization of real estate assets	34,124	28,616	127,387	113,055
Impairment of real estate assets	—	—	—	3,854
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Nareit FFO Applicable to Common Shares and Dilutive Securities	36,785	34,892	147,847	126,710
Amortization of market lease intangibles and inducements, net	(1,252)	(740)	(4,422)	(2,804)
Straight-line rent adjustments, net	(812)	(748)	(3,671)	(3,400)
Amortization of debt discounts and financing costs	794	661	2,870	2,403
Accretion of finance lease liability	49	—	109	—
Depreciation and amortization of corporate assets	287	240	1,110	893
Non-operating income and expense, net (a)	(25)	(758)	(750)	(1,033)
Core FFO Applicable to Common Shares and Dilutive Securities	$35,826	$33,547	$143,093	$122,769

Weighted average common shares outstanding - basic	77,620,164	77,222,248	77,598,121	70,394,448
Dilutive effect of unvested restricted shares (b)	780,730	792,224	740,328	616,120
Weighted average common shares outstanding - diluted	78,400,894	78,014,472	78,338,449	71,010,568

Net income per diluted share	$0.03	$0.13	$1.42	$0.19
Nareit FFO per diluted share	$0.47	$0.45	$1.89	$1.78
Core FFO per diluted share	$0.46	$0.43	$1.83	$1.73
(a)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(b)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA
The following table reconciles Net Income to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Interest expense, net	8,882	8,356	34,519	37,100
Income tax expense	148	140	568	543
Depreciation and amortization	34,411	28,856	128,497	113,948
EBITDA	46,102	47,151	275,005	165,249
Impairment of real estate assets	—	—	—	3,854
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Amortization of market-lease intangibles and inducements, net	(1,252)	(740)	(4,422)	(2,804)
Straight-line rent adjustments, net	(812)	(748)	(3,671)	(3,400)
Non-operating income and expense, net (a)	(25)	(758)	(750)	(1,033)
Adjusted EBITDA	$44,013	$41,382	$175,201	$158,009
(a)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.

7 Supplemental - Quarter Ended December 31, 2025

Summary of Outstanding Debt
In thousands

Debt Allocation

	Balance as of December 31, 2025	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$117,605	4.28%	3.0
Fixed rate unsecured debt	650,000	3.94%	4.9
Variable rate line of credit	55,000	4.74%	3.0
Total secured and unsecured debt	822,605	4.04%	4.5
Finance lease liability	11,082
Debt discounts and financing costs, net	(7,806)
Total Debt, net	$825,881

Debt Payments and Maturities by Year

Maturity Year	Mortgage Payments	Mortgage Maturities	Term Loan & Senior Notes	Revolving Line of Credit	Total
2026	$773	$—	$—	$—	$773
2027	810	26,000	—	—	26,810
2028	495	21,321	—	—	21,816
2029	449	61,750	150,000	55,000	267,199
2030	154	5,853	200,000	—	206,007
Thereafter	—	—	300,000	—	300,000
Total	2,681	114,924	650,000	55,000	822,605
Finance lease liability					11,082
Discounts and financing costs, net					(7,806)
Grand total					$825,881
Supplemental Detail of Debt Maturities

	Maturity	Interest Rate	Balance
Mortgages Payable
Escarpment Village	Jul-27	3.86%	$26,000
Asheville Market	Mar-28	4.92%	22,160
Daniels Marketplace	Jul-29	4.34%	30,250
Shops at Arbor Trails	Dec-29	4.12%	31,500
Plaza Escondida	May-30	4.24%	7,695
Total			117,605

Term Loans
$200.0 million 5 year	Aug-30	2.66% (a)	100,000
$200.0 million 5 year	Aug-30	2.66% (a)	100,000
$200.0 million 5.5 year	Feb-31	2.63% (b)	50,000
$200.0 million 5.5 year	Feb-31	2.69% (b)	50,000
$200.0 million 5.5 year	Feb-31	4.84% (b)	100,000
Total			400,000

Senior Notes
$150.0 million Series A Notes	Aug-29	5.07%	150,000
$100.0 million Series B Notes	Aug-32	5.20%	100,000
			250,000

Revolving Line of Credit
$500.0 million total capacity	Jan-29	1M SOFR + 1.05% (c)	55,000

Total secured and unsecured debt		4.04%	822,605

Finance Lease Liability
West Ashley Station Ground Lease	Jan-92		11,082

Grand total			$833,687
(a)Interest rates reflect the fixed rates achieved through the Company's effective interest rate swaps terminating on September 22, 2026, at which point the fixed interest rate will become 4.50%.
(b)Interest rates reflect the fixed rates achieved through the Company's effective interest rate swaps terminating on March 22, 2027, at which point the weighted average fixed interest rate will become 4.58%.
(c)As of December 31, 2025, 1-Month Term SOFR was 3.69%. An additional annual facility fee of 0.15% applies to entire line of credit capacity.

8 Supplemental - Quarter Ended December 31, 2025

Debt Covenants, Interest Rate Swaps, and Capital Investments and Leasing Costs
Unaudited, dollars in thousands

Debt Covenants

		For the quarter ended
Description	Unsecured Debt Covenants	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Leverage Ratio	< 60.0%	24.2%	23.0%	23.0%	23.2%
Fixed Charge Coverage Ratio	> 1.50	5.2	5.1	4.7	4.9
Maximum Secured Recourse Debt	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	6.9	6.5	6.2	6.5
Unsecured Leverage Ratio	< 60%	23.0%	21.8%	23.8%	22.8%

Interest Rate Swaps

As of December 31, 2025, the Company is party to five effective interest rate swap agreements:

Effective Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved (a)	Notional Amount
5.5 year Term Loan	4/3/23	3/22/27	1-Month SOFR	3.69%	4.84%	$100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.66%	100,000
5 year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.66%	100,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.54%	2.69%	50,000
5.5 year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.48%	2.63%	50,000
						$400,000
(a)Interest rates reflect the Company's current credit spread of 1.15% as of December 31, 2025.

As of December 31, 2025, the Company is party to four forward-starting interest rate swap agreements:

Forward-Starting Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved (a)	Notional Amount
5 year Term Loan	9/22/26	8/26/30	Daily SOFR	3.35%	4.50%	$100,000
5 year Term Loan	9/22/26	8/26/30	Daily SOFR	3.35%	4.50%	100,000
5.5 year Term Loan	3/22/27	2/24/31	Daily SOFR	3.42%	4.57%	100,000
5.5 year Term Loan	3/22/27	2/24/31	Daily SOFR	3.43%	4.58%	100,000
						$400,000
(a)Interest rates reflect the Company's current credit spread of 1.15% as of December 31, 2025.

Capital Investments and Leasing Costs

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Tenant improvements	$2,251	$1,160	$7,091	$9,096
Leasing costs	1,091	1,130	3,990	3,762
Property improvements	3,209	4,834	13,427	11,486
Capitalized indirect costs (a)	261	257	1,411	1,435
Total capital expenditures and leasing costs	6,812	7,381	25,919	25,779
Development and redevelopment direct costs	6,668	2,843	16,993	9,253
Development and redevelopment indirect costs (a)	539	280	1,610	1,084
Capital investments and leasing costs (b)	$14,019	$10,504	$44,522	$36,116

(a)Indirect costs include capitalized interest, real estate taxes, insurance, and payroll costs.
(b)As of December 31, 2025 and 2024, total accrued capital investments and leasing costs were $4,248 and $3,620, respectively.

9 Supplemental - Quarter Ended December 31, 2025

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	98.4%	$34,659	$16.95	15.4%	2,091	18.0%
Houston-Sugar Land-Baytown, TX	6	95.1%	21,923	16.88	9.7%	1,378	12.0%
Atlanta Metro Area, GA	10	97.7%	21,527	21.28	9.5%	1,069	9.2%
Miami-Fort Lauderdale-Miami Beach, FL	3	99.0%	20,885	24.71	9.2%	859	7.4%
Dallas-Fort Worth-Arlington, TX	7	97.7%	19,272	21.09	8.5%	941	8.1%
Charlotte-Gastonia-Concord, NC	6	97.2%	16,607	22.87	7.4%	752	6.5%
Raleigh-Cary-Durham, NC	5	97.3%	13,665	20.69	6.1%	688	5.9%
Richmond, VA	3	99.2%	12,991	17.02	5.7%	771	6.7%
Orlando-Kissimmee, FL	4	98.3%	10,533	26.57	4.7%	411	3.6%
Tampa-St. Petersburg, FL	3	87.5%	9,636	15.64	4.3%	744	6.4%
San Antonio, TX	3	95.6%	9,318	28.01	4.1%	353	3.0%
Charleston-Berkeley-Dorchester, SC	3	97.9%	7,845	27.43	3.5%	293	2.5%
Cape Coral-Fort Myers, FL	3	98.6%	7,578	20.98	3.4%	380	3.3%
Washington D.C., MD	2	91.7%	6,060	37.42	2.7%	181	1.6%
Phoenix, AZ	3	98.8%	5,278	23.27	2.3%	234	2.0%
Asheville, NC	1	97.1%	2,534	20.10	1.1%	130	1.1%
Savannah, GA	1	100%	2,034	19.63	0.9%	106	0.9%
So. California - Los Angeles, CA	1	76.1%	1,724	19.40	0.8%	117	1.0%
Tucson, AZ	1	100%	1,501	16.63	0.7%	91	0.8%
Total	73	96.7%	$225,570	$20.41	100%	11,589	100%

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	24	97.1%	$85,172	$18.56	37.7%	4,763	41.1%
Florida	13	95.3%	48,632	21.91	21.6%	2,394	20.7%
North Carolina	12	97.2%	32,806	21.69	14.6%	1,570	13.5%
Georgia	11	97.9%	23,561	21.13	10.4%	1,175	10.1%
Virginia	3	99.2%	12,991	17.02	5.7%	771	6.7%
South Carolina	3	97.9%	7,845	27.43	3.5%	293	2.5%
Arizona	4	99.1%	6,779	21.38	3.0%	325	2.8%
Maryland	2	91.7%	6,060	37.42	2.7%	181	1.6%
California	1	76.1%	1,724	19.40	0.8%	117	1.0%
	73	96.7%	$225,570	$20.41	100%	11,589	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.6%	99.0%	$68,955	$11.49	6,088
10,000 - 19,999 SF (a)	94.1%	95.1%	20,028	20.23	1,052
5,000 - 9,999 SF (b)	94.7%	96.1%	24,343	27.58	931
1 - 4,999 SF (b)	90.6%	93.4%	112,244	35.29	3,518
Total	95.4%	96.7%	$225,570	$20.41	11,589

Anchor Tenants (a)	97.9%	98.4%	$88,983	$12.73	7,140
Small Shops (b)	91.4%	94.0%	$136,587	$33.62	4,449
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10 Supplemental - Quarter Ended December 31, 2025

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name / Store Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Fuel 1 / Harris Teeter 5	BBB	13	$8,079	3.6%	787	6.8%
2	Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	N/A	16	7,323	3.2%	629	5.4%
3	TJX Companies	Marshalls 8 / HomeGoods 5 / TJ Maxx 3	A	16	5,465	2.4%	450	3.9%
4	Amazon, Inc.	Whole Foods Market	AA	8	5,023	2.2%	320	2.8%
5	Albertsons	Tom Thumb 2 / Market Street 2 / Safeway 1 /Albertsons 1	BB+	6	4,400	2.0%	365	3.1%
6	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,292	1.9%	481	4.2%
7	Apollo Global Management, Inc.	Michaels 9	B-	9	2,927	1.3%	211	1.8%
8	Trader Joe's		N/A	7	2,752	1.2%	88	0.8%
9	Wegmans		BBB	2	2,450	1.1%	242	2.1%
10	Ross Dress For Less	Ross Dress for Less 5 / dd's Discounts 1	BBB+	6	2,193	1.0%	171	1.5%
11	BC Partners	PetSmart 6	B+	6	2,117	0.9%	125	1.1%
12	Petco Health and Wellness Company, Inc.		B	8	2,014	0.9%	106	0.9%
13	Nordstrom Inc.	Nordstrom Rack 3 / Nordstrom 1	BB	4	1,983	0.9%	119	1.0%
14	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,966	0.9%	171	1.5%
15	Best Buy		BBB+	3	1,775	0.8%	108	0.9%
16	Ulta Beauty Inc.		N/A	7	1,770	0.8%	72	0.6%
17	Costco Wholesale		AA	2	1,735	0.8%	298	2.6%
18	Bank of America		A-	6	1,718	0.8%	34	0.3%
19	Burlington		BB+	4	1,704	0.8%	127	1.1%
20	Kingswood Capital Management	World Market 6	N/A	6	1,591	0.7%	110	0.9%
21	Five Below, Inc.		N/A	8	1,501	0.7%	75	0.6%
22	Sprouts Farmers Market		N/A	3	1,489	0.7%	84	0.7%
23	Massage Envy		N/A	11	1,311	0.6%	37	0.3%
24	The Gap, Inc.	Old Navy 5	BB+	5	1,307	0.6%	73	0.6%
25	Truist Bank		A	6	1,268	0.6%	28	0.2%
	Totals			170	$70,153	31.4%	5,311	45.7%
(a)Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$41,909	18.5%
Quick Service Restaurants	26,863	11.8%
Personal Health and Beauty Services	24,859	11.0%
Medical	22,314	9.9%
Full Service Restaurants	20,712	9.2%
Apparel / Accessories	12,780	5.7%
Off Price	12,601	5.6%
Fitness	9,462	4.2%
Banks	9,387	4.2%
Pets	8,575	3.8%
Hobby / Sports	7,204	3.2%
Other	5,811	2.6%
Home	5,573	2.5%
Office / Communications	5,524	2.4%
Other Essential Retail / Services	4,650	2.1%
Office (Non-Financial, Non-Medical)	2,936	1.3%
Entertainment	2,394	1.1%
Hardware / Auto	2,016	0.9%
Total	$225,570	100%

11 Supplemental - Quarter Ended December 31, 2025

Comparable and Non-Comparable Lease Statistics
GLA in thousands
The Company's portfolio had 1.25 million square feet expiring during the year ended December 31, 2025, of which 1.06 million square feet was re-leased. This achieved a retention rate of approximately 85%. The following table summarizes the activity for leases that were executed during the year ended December 31, 2025.

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)(a)	Prior Contractual Rent ($PSF)(a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($PSF)	Lease Commissions ($PSF)
All tenants
Comparable Renewal Leases (b)	190	1,055	$21.52	$19.41	10.9%	5.3	$0.15	$0.02
Comparable New Leases (b)	35	121	32.10	24.53	30.9%	12.2	40.98	13.40
Non-Comparable Renewal and New Leases	47	130	29.32	N/A	N/A	11.2	39.15	8.95
Total	272	1,306	$22.60	$19.94	13.3%	6.5	$7.81	$2.14

Anchor Tenants
Comparable Renewal Leases (b)	17	624	$12.72	$11.68	8.9%	5.1	$—	$—
Comparable New Leases (b)	1	44	17.50	9.00	94.4%	16.2	60.00	6.00
Non-Comparable Renewal and New Leases	1	38	19.95	N/A	N/A	20.2	79.11	—
Total	19	706	$13.03	$11.51	13.2%	6.6	$7.97	$0.37

Small Shop Tenants
Comparable Renewal Leases (b)	173	431	$34.23	$30.59	11.9%	5.6	$0.37	$0.04
Comparable New Leases (b)	34	77	40.38	33.35	21.1%	10.0	30.19	17.60
Non-Comparable Renewal and New Leases	46	92	33.16	N/A	N/A	7.5	22.73	12.63
Total	253	600	$35.17	$31.01	13.4%	6.4	$7.62	$4.22
(a)Non-comparable leases are not included in totals.
(b)Comparable leases are leases that meet all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.

12 Supplemental - Quarter Ended December 31, 2025

Comparable and Non-Comparable Lease Statistics, continued
GLA in thousands
The following table summarizes the activity for leases that were executed during the trailing four quarters ended December 31, 2025.

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q4 2025	60	314	$25.28	$22.16	14.1%	5.7	$3.01	$1.32
Q3 2025	49	360	16.53	14.82	11.5%	5.5	1.05	0.65
Q2 2025	65	286	27.53	23.66	16.4%	7.4	12.62	2.80
Q1 2025	51	216	22.31	20.33	9.7%	5.3	0.79	0.86
Total	225	1,176	$22.60	$19.94	13.3%	6.0	$4.34	$1.39

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q4 2025	11	23	$43.95	$38.18	15.1%	9.9	$35.28	$17.85
Q3 2025	5	15	34.45	27.43	25.6%	10.5	24.80	15.59
Q2 2025	14	73	27.30	18.94	44.1%	13.9	49.60	10.99
Q1 2025	5	10	36.08	29.33	23.0%	8.3	15.12	17.38
Total	35	121	$32.10	$24.53	30.9%	12.2	$40.98	$13.40

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q4 2025	49	291	$23.80	$20.88	14.0%	5.4	$0.44	$—
Q3 2025	44	345	15.75	14.27	10.4%	5.3	0.02	—
Q2 2025	51	213	27.61	25.28	9.2%	5.2	—	—
Q1 2025	46	206	21.67	19.90	8.9%	5.2	0.12	0.09
Total	190	1,055	$21.52	$19.41	10.9%	5.3	$0.15	$0.02

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q4 2025	19	36	$35.39			6.8	$21.53	$10.92
Q3 2025	7	49	23.88			17.7	67.30	3.60
Q2 2025	8	17	32.17			9.1	25.90	17.89
Q1 2025	13	28	29.11			6.9	21.49	10.15
Total	47	130	$29.32			11.2	$39.15	$8.95

13 Supplemental - Quarter Ended December 31, 2025

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases (a)	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants
2026	6	154	2.2%	$2,584	2.8%	$16.78
2027	31	993	14.3%	13,492	14.5%	13.59
2028	23	566	8.1%	8,110	8.7%	14.33
2029	30	928	13.3%	11,777	12.6%	12.69
2030	29	992	14.3%	12,138	13.0%	12.24
2031	18	663	9.5%	8,060	8.6%	12.16
2032	10	367	5.3%	4,727	5.1%	12.88
2033	9	260	3.7%	3,445	3.7%	13.25
2034	15	640	9.2%	8,638	9.3%	13.50
2035	8	366	5.3%	5,210	5.6%	14.23
Thereafter	22	1,017	14.6%	14,695	15.7%	14.45
Other (b)	1	11	0.2%	346	0.4%	31.63
Sub total	202	6,957	100%	$93,222	100%	$13.40
Vacant space		183
Total		7,140

Small Shops

2026	162	395	9.7%	$12,508	8.4%	$31.67
2027	231	561	13.8%	19,030	12.7%	33.92
2028	241	577	14.3%	19,945	13.3%	34.57
2029	226	602	14.9%	22,009	14.7%	36.56
2030	197	483	11.9%	17,955	12.1%	37.17
2031	135	399	9.8%	14,502	9.7%	36.35
2032	95	257	6.3%	9,618	6.4%	37.42
2033	66	190	4.7%	7,903	5.3%	41.59
2034	86	239	5.9%	10,387	6.9%	43.46
2035	79	219	5.4%	9,877	6.6%	45.10
Thereafter	32	108	2.7%	5,362	3.4%	49.65
Other (b)	11	24	0.6%	690	0.5%	28.75
Totals	1,561	4,054	100%	$149,786	100%	$36.95
Vacant space		395
Total		4,449

Total

2026	168	549	5.0%	$15,092	6.2%	$27.49
2027	262	1,554	14.1%	32,522	13.4%	20.93
2028	264	1,143	10.4%	28,055	11.5%	24.55
2029	256	1,530	13.9%	33,786	13.9%	22.08
2030	226	1,475	13.4%	30,093	12.4%	20.40
2031	153	1,062	9.6%	22,562	9.3%	21.24
2032	105	624	5.7%	14,345	5.9%	22.99
2033	75	450	4.1%	11,348	4.7%	25.22
2034	101	879	8.0%	19,025	7.8%	21.64
2035	87	585	5.3%	15,087	6.2%	25.79
Thereafter	54	1,125	10.2%	20,057	8.3%	17.83
Other (b)	12	35	0.3%	1,036	0.4%	29.60
Totals	1,763	11,011	100%	$243,008	100%	$22.07
Vacant space		578
Total		11,589
(a)Expiring ABR and ABR PSF reflects ABR at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

14 Supplemental - Quarter Ended December 31, 2025

Acquisitions and Dispositions
Dollars and GLA in thousands

2025 Acquisitions

Month	Property	Market	Acquisition Price	Assumption of Mortgage Debt	GLA	Leased Occ.	Major Anchors (a)
April	Plaza Escondida	Tucson, AZ	$23,000	$7,981	91	99.0%	Trader Joe's, Marshalls
April	Carmel Village	Charlotte-Gastonia-Concord, NC	19,925	—	54	90.9%	N/A
June	West Ashley Station (b)	Charleston-Berkeley-Dorchester, SC	26,600	—	79	98.1%	Whole Foods Market
June	Twelve Oaks Shopping Center	Savannah, GA	35,850	—	106	97.7%	Publix
July	The Marketplace at Encino Park	San Antonio, TX	38,500	—	92	100%	Sprouts Farmers Market
July	West Broad Marketplace	Richmond Metro Area, VA	86,000	—	386	98.5%	Wegmans, Burlington, Cabela's, Duluth Trading Company, Michaels, TJ Maxx
August	Asheville Market	Asheville, NC	45,700	22,281	130	97.1%	Whole Foods Market, DSW, Fifth Season Gardening, Guitar Center
September	Rea Farms	Charlotte-Gastonia-Concord, NC	80,000	—	183	96.8%	Harris Teeter
December	Daniels Marketplace	Cape Coral - Fort Myers, FL	72,250	30,250	131	100%	Whole Foods Market
December	Mesa Shores	Phoenix - Mesa - Chandler, AZ	36,750	—	111	97.5%	Sprouts Farmers Market, Trader Joe's
			$464,575	$60,512	1,363
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically.
(b)The Company recognized a finance lease liability of $11.0 million associated with the ground lease assumed upon acquisition.

2025 Dispositions

Month	Property	Market	Gross Disposition Price	GLA	Gain on Sale
June	California portfolio (a)	California	$306,000	746	$90,909
September	Custer Creek Village (b)	Dallas - Fort Worth - Arlington, TX	229	N/A	52
			$306,229	746	$90,961
(a)The Company disposed of five properties, consisting of River Oaks Shopping Center, Campus Marketplace, Old Grove Marketplace, Bear Creek Village Center, and Pavilion at La Quinta, as part of a portfolio sale.
(b)This disposition was related to the completion of a partial condemnation at one retail property.

15 Supplemental - Quarter Ended December 31, 2025

Development Pipeline
In thousands

Active Redevelopments
Property	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Sarasota Pavilion	Tampa - St. Petersburg, FL	Anchor space repositioning and remerchandising into new tenant spaces, including a 27,000 square foot anchor space and a 5,000 square foot small shop space.	1Q - 2026	$8,400	$5,600
Shops at Arbor Trails	Austin - Round Rock, TX	Redevelopment of a pre-existing single tenant building to a multi-tenant building.	1Q - 2026	3,000	2,200
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning and remerchandising into new tenant spaces, including a 10,000 square foot anchor space and a 7,000 square foot small shop space.	1Q - 2026	5,600	4,100
Bay Colony	Houston - Sugar Land - Baytown, TX	Redevelopment of an existing outparcel building.	2Q - 2026	2,300	1,200
Westpark Shopping Center	Richmond, VA	Development of an 8,400 square foot multi-tenant building.	1Q - 2027	4,500	400
The Parke	Austin - Round Rock, TX	Anchor space repositioning including an 8,000 square foot expansion of the existing grocer and repositioning of small shop space.	3Q - 2027	9,700	2,400
Total Redevelopment Costs				$33,500	$15,900	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	3Q - 2025	$2,800
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	1Q - 2025	6,800
Antoine Town Center	Houston - Sugar Land - Baytown, TX	New development, including addition of an outparcel building with a drive-through.	4Q - 2024	200

Potential Developments and Redevelopments

Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.

Property	Market	Project Description
Bay Landing	Cape Coral - Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	New development, including addition of an outparcel building.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa - St. Petersburg, FL	Extensive repositioning and reconfiguration of the center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin - Round Rock, TX	New development, including addition of outparcel buildings.
Plantation Grove	Orlando - Kissimmee, FL	Redevelopment and expansion of the shopping center. Addition of new outparcel building.
Sarasota Pavilion	Tampa - St. Petersburg, FL	New development, including anchor repositioning and the addition of new outparcel building.
The Centre on Hugh Howell	Atlanta Metro Area, GA	New development, including addition of outparcel building.

16 Supplemental - Quarter Ended December 31, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	C	170	100%	$23.08	Yes	HEB
2	Kyle Marketplace	Austin-Round Rock	TX	C	260	98.6%	$15.50	Yes	HEB
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$22.20	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$18.86	Yes	Hana World Market, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	99.6%	$14.42	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	96.0%	$15.02	Yes
Trader Joe's, Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market

7	The Parke	Austin-Round Rock	TX	P	406	99.5%	$17.14	Yes	Whole Foods Market, Cavender's Boot City, Dick's Sporting Goods, DSW, Five Below, La-Z-Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks Shopping Center	Austin-Round Rock	TX	P	236	98.3%	$20.38	No	Burlington, Crunch Fitness, DSW, IKEA*, JCPenney*, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	100%	$16.90	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$25.06	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	236	99.4%	$21.44	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.56	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	95.6%	$21.85	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$26.41	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	90.6%	$19.87	Yes	Target*, Michaels, Nordstrom Rack, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	94.7%	$15.28	Yes	Kroger
17	Bay Colony	Houston-Sugar Land-Baytown	TX	C	415	96.3%	$17.06	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center	Houston-Sugar Land-Baytown	TX	N	127	97.5%	$14.35	Yes	HEB, Walgreens
19	Cyfair Town Center	Houston-Sugar Land-Baytown	TX	C	434	94.0%	$17.58	Yes	Kroger, Cinemark USA, Crunch Fitness, JCPenney
20	Eldridge Town Center	Houston-Sugar Land-Baytown	TX	C	144	95.4%	$16.78	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center	Houston-Sugar Land-Baytown	TX	C	148	93.2%	$17.87	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	86.9%	$37.17	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	99.0%	$26.14	Yes	HEB Plus*, Burlington, PetSmart
24	The Marketplace at Encino Park (d)	San Antonio	TX	N	92	91.4%	$28.71	Yes	Sprouts Farmers Market
	Total Texas				4,763	97.1%	$18.56

25	Bay Landing	Cape Coral - Fort Myers	FL	N	63	100%	$10.81	Yes	The Fresh Market, HomeGoods
26	Daniels Marketplace (d)	Cape Coral - Fort Myers	FL	C	131	100%	$31.20	Yes	Whole Foods Market
27	The Forum (d)	Cape Coral - Fort Myers	FL	P	186	97.1%	$17.61	Yes	Target*, dd's Discounts, Home Depot*, Michaels, Petco, Ross Dress for Less, Sky Zone, Staples
28	PGA Plaza	Miami-Ft Lauderdale-Miami Beach	FL	N	121	100%	$37.65	Yes	Trader Joe's, Marshalls, Ulta
29	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	C	345	99.1%	$18.03	Yes	Costco Wholesale, Going Going Gone, Marshalls
30	Westfork Plaza & Paraiso Parc	Miami-Ft Lauderdale-Miami Beach	FL	C	393	98.7%	$26.59	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
31	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$49.87	Yes	Trader Joe's
32	Plantation Grove (f)	Orlando - Kissimmee	FL	N	107	97.2%	$21.39	Yes	Publix
33	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	97.0%	$19.92	Yes	Publix, Planet Fitness
34	Suncrest Village	Orlando - Kissimmee	FL	N	97	100.0%	$22.19	Yes	Publix, Orange County Tax Collector

17 Supplemental - Quarter Ended December 31, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	64.0%	$14.31	Yes	Publix, Target*, HomeGoods, PetSmart, TJ Maxx
36	Peachland Promenade	Tampa - St. Petersburg	FL	C	177	97.0%	$15.25	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
37	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	336	98.8%	$16.51	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, Old Navy, PetSmart, Ross Dress for Less, Truist Bank, World Market
	Total Florida				2,394	95.3%	$21.91

38	Asheville Market (d)	Asheville	NC	C	130	97.1%	$20.10	Yes	Whole Foods Market, DSW, Fifth Season Gardening, Guitar Center
39	Carmel Village (d)	Charlotte-Gastonia-Concord	NC	N	54	93.3%	$27.01	No	N/A
40	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	97.5%	$19.38	Yes	Food Lion, Gold's Gym
41	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$29.26	Yes	Whole Foods Market
42	Rea Farms (d)	Charlotte-Gastonia-Concord	NC	C	183	96.8%	$25.69	Yes	Harris Teeter
43	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	98.8%	$21.15	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Nordstrom Rack, Old Navy, Ulta, World Market
44	The Shoppes at Davis Lake	Charlotte-Gastonia-Concord	NC	N	91	93.2%	$18.98	Yes	Harris Teeter
45	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$16.06	Yes	Food Lion
46	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	95.8%	$17.38	Yes	Harris Teeter, CVS
47	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.49	Yes	Harris Teeter, CVS
48	Renaissance Center	Raleigh-Cary-Durham	NC	C	363	96.3%	$24.15	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
49	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	98.3%	$16.93	Yes	Harris Teeter
	Total North Carolina				1,570	97.2%	$21.69

50	Buckhead Crossing	Atlanta Metro Area	GA	C	221	95.7%	$23.76	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop, Ulta
51	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.45	Yes	Publix
52	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	100%	$36.45	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
53	Moores Mill (e)	Atlanta Metro Area	GA	N	70	100%	$25.23	Yes	Publix
54	Plaza Midtown	Atlanta Metro Area	GA	N	70	97.0%	$28.79	Yes	Publix
55	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$12.06	Yes	Publix
56	Sandy Plains Centre	Atlanta Metro Area	GA	C	135	97.1%	$24.42	Yes	Kroger, Pet Supplies Plus, Walgreens*
57	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	98.4%	$14.18	No	Crunch Fitness
58	Thomas Crossroads	Atlanta Metro Area	GA	N	105	93.8%	$10.34	Yes	Kroger
59	Windward Commons	Atlanta Metro Area	GA	N	117	98.7%	$16.34	Yes	Kroger
60	Twelve Oaks Shopping Center (d)	Savannah	GA	N	106	100%	$19.63	Yes	Publix
	Total Georgia				1,175	97.9%	$21.13

61	Stonehenge Village (d)	Richmond Metro Area	VA	C	214	100%	$19.22	Yes	Wegmans, La-Z-Boy, Party City, Petco
62	West Broad Marketplace (d)	Richmond Metro Area	VA	P	386	99.1%	$15.86	Yes	Wegmans, Burlington, Cabela's, Duluth Trading Company, Michaels, TJ Maxx
63	Westpark Shopping Center	Richmond Metro Area	VA	C	171	98.4%	$16.85	Yes	Publix, Painted Tree Boutiques, Planet Fitness, The Tile Shop
	Total Virginia				771	99.2%	$17.02

18 Supplemental - Quarter Ended December 31, 2025

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
64	Mesa Shores (d)	Phoenix	AZ	N	111	97.5%	$20.10	Yes	Sprouts Farmers Market, Trader Joe's, EOS Fitness
65	Scottsdale North Marketplace (e)	Phoenix	AZ	N	66	100%	$23.36	Yes	AJ's Fine Foods
66	The Plant (e)	Phoenix	AZ	N	57	100%	$29.11	Yes	Sprouts Farmers Market
67	Plaza Escondida (d)	Tucson	AZ	N	91	100%	$16.63	Yes	Trader Joe's, Marshalls
	Total Arizona				325	99.1%	$21.38

68	Market at Mill Creek (d)	Charleston-Berkeley-Dorchester	SC	N	80	100%	$24.23	Yes	Lowes Food
69	Nexton Square (d)	Charleston-Berkeley-Dorchester	SC	L	134	95.4%	$28.05	No	N/A
70	West Ashley Station (d)	Charleston-Berkeley-Dorchester	SC	N	79	100%	$29.63	Yes	Whole Foods Market
	Total South Carolina				293	97.9%	$27.43

71	The Shops at Town Center	Washington D.C	MD	N	125	95.1%	$31.85	Yes	Safeway
72	Travilah Square Shopping Center	Washington D.C	MD	N	56	84.1%	$50.93	Yes	Trader Joe's
	Total Maryland				181	91.7%	$37.42

73	Garden Village	So. California - Los Angeles	CA	N	117	76.1%	$19.40	Yes	Albertsons
	Total California				117	76.1%	$19.40

	Grand Totals				11,589	96.7%	$20.41
(a)N = Neighborhood Center, P = Power Center, C = Community Center, L = Lifestyle Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow-anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the year ended December 31, 2025.
(e)Properties are excluded from Same Property for the three months and year ended ended December 31, 2025.
(f)The Company operates Plantation Grove and Maguire Groves as a single property under the Plantation Grove name. The operations, GLA, economic and leased occupancy, and ABR of Maguire Groves are classified as an other investment property for the year ended December 31, 2025.

19 Supplemental - Quarter Ended December 31, 2025

Components of Net Asset Value as of December 31, 2025
In thousands, except share information

NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$46,981	5
Ground rent income	5,763	5
NOI	52,744	5

Annualized NOI, excluding ground rent income	$187,924
Annualized ground rent income	23,052

Projected remaining development
Net project costs	$17,600	16
Estimated range for incremental yield	7-10%	16

Other Assets
Cash, cash equivalents, and restricted cash	$40,518	4
Base rent, recoveries, and other receivables	9,624	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$833,687	8
Discounts and financing costs, net	(7,806)	8
Accounts payable and accrued expenses	48,291	2
Distributions payable	18,450	2
Other liabilities	33,288	2

Common Shares Outstanding	77,691,533	1

20 Supplemental - Quarter Ended December 31, 2025

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage as of the end of the period.
Adjusted EBITDA
Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's on-going operating performance.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the last month of the period multiplied by twelve. Base rent is inclusive of ground rent and exclusive of Specialty Lease rent.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Lifestyle Center	Lifestyle Centers consist of upscale national-chain specialty stores with dining and entertainment in an outdoor setting.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt	Net Debt is outstanding debt, net, less cash and cash equivalents.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shop Tenants.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.

21 Supplemental - Quarter Ended December 31, 2025

InvenTrust Properties Corp.

CORPORATE OFFICE
3025 Highland Pkwy | Ste 350
Downers Grove, IL 60515

630.570.0700
InvestorRelations@InvenTrustProperties.com